UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

            Date of Report (Date of earliest reported): June 25, 2003

                        Commission file number: 000-16299
                                ----------------

                               ANTS SOFTWARE INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                 13-3054685
    (State or other jurisdiction of         (IRS Employer Identification Number)
     Incorporation or Organization)

 801 Mahler Rd, Suite G, Burlingame, CA                     94010
(Address of principal executive offices)                 (Zip Code)

                                 (650) 692-0240
              (Registrant's Telephone Number, including area code)

--------------------------------------------------------------------------------

ITEM 5. Other Events - Letter to Shareholders

June 25, 2003

Dear Shareholders:

I have updates for you on a number of fronts.

Securities Industry Association ("SIA") - Technology Management Conference.

We exhibited at this well-attended conference last week and had the opportunity to speak with over 100 highly qualified technologists representing IT departments from leading firms in the financial services sector. Our message was well received and we expect several of these contacts to materialize into serious business opportunities over the next several months. On a cautious note, we had many discussions during which senior executives of these firms advised us that they remain very tentative about new technology from small companies. While they are beginning to explore new products again after over two years of extreme caution, the 'hangover' from the Internet bubble persists and we expect this will lengthen sales cycles. Our financial condition will also be assessed as these companies investigate how our technology can benefit their organizations.

Wireless Services Corporation Status

Wireless Services Corporation (WSC) remains committed to deploying the ANTs Data Server with one of their major customers. This customer has indicated that they intend to launch their new service in late summer or early fall. This launch would include deployment of the WSC messaging software that employs the ANTs Data Server. Please note that neither WSC nor ANTs has control over the timing of the customer's deployment of this service.

Orion Telecommunications Status

We had the opportunity to meet with Orion Telecommunications management while in New York for the SIA conference. While they remain very interested in the potential for the ANTs Data Server, we were unable to provide the features they required to meet their project development schedule and they were obligated to deploy the first release of their new service using another mainstream database. They will evaluate the ANTs Data Server 2.0 release when it is available later this month and will give serious consideration to using it in future projects that demand a high performance SQL database.

ANTs Data Server 2.0 Release Status

Our development team has made great strides in adding tremendous functionality to the ANTs Data Server. However, the complexity of adding stored procedures and support for unlimited database sizes through disk-based tables proved more technically formidable than originally expected. The engineering team has worked seven days a week for the last six weeks and are confident they can release 2.0 for general availability by the end of June. Several committed customer evaluations are waiting on this release and we also plan to recommend to all prospective customers who downloaded earlier versions that they download the latest release.

Sales 'Pipeline'

We continue to aggressively contact prospective customers through our telemarketing and direct sales efforts. The sales 'pipeline', consisting of companies that show initial interest and beyond, continues to grow, with almost 30 opportunities in the early stages of the sales cycle. We expect several of the 100 or so leads from the SIA conference to turn into prospects as we work to qualify their business and technical needs. Currently, almost all our opportunities are at early qualification stages since many customers will need to complete an evaluation of the ANTs Data Server 2.0 before proceeding with discussions. Other opportunities have been deferred simply because of project timing. We are very encouraged by the continued expansion of the sales pipeline but caution that IT sales cycles for enterprise software such as database systems remain long, with six to nine months being the norm from time of initial contact until an order is booked. As many of you know sales is a numbers game and the reality is only a percentage of prospects in the pipeline will become customers. We are too early in the cycle to predict what that percentage might be.

Recent Press Coverage

We continue to gain press coverage. Since our last shareholder newsletter, the following IT trade journals have written about ANTs Software:

http://www.internetnews.com/ent-news/article.php/2221901

http://www.sdtimes.com/news/080/story11.htm
http://www.developer.com/lang/article.php/2225651

As always, we would caution readers that journalists often lack the technical skills to understand a complex product such as the ANTs Data Server. In many cases, they misquote the person they are interviewing. However, on the whole, we are very pleased by the coverage we have received and several people came to see us at the SIA conference in New York after reading the article in Software Development Times.

Financial

This continues to be a difficult environment in which to raise money, however, we have secured financing to fund operations through August and we continue to pursue other sources of financing. Effective June 1st, the six members of the senior management team elected to defer their salaries. Four are drawing no salary, the other two are drawing 50% and 70% of their base salary.

Thank you for all your support. I will be in touch with updates as we continue to make progress.

Sincerely,


Frank Ruotolo
Chairman and CEO


This letter is not an offer to sell, nor solicitation of offers to buy, securities. This letter contains certain forward-looking statements as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks include but are not limited to the following: there can be no assurance that ANTs software inc. (the "Company") will produce the expected results or that it will result in a commercially viable product; that the Company will secure the necessary current and additional financing, intellectual property and staff to support current and future operations. Further risks are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's most recent form 10-KSB for the fiscal year ended December 31, 2002. The Company undertakes no obligation to revise or publicly release the results of any revision to the forward-looking statements.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ANTs software inc.


Date: June 25, 2003               By: /s/  Francis K. Ruotolo
                                      -----------------------
                                      Francis K. Ruotolo, Chairman
                                      and Chief Executive Officer